Questar Employees

QUESTAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN

AWARD AGREEMENT OF TIME-BASED
RESTRICTED STOCK UNITS
This Award Agreement of Time-based Restricted Stock Units (“Award Agreement”) is made effective as of February 18, 2015 (the “Grant Date”), by and between Questar Corporation, a Utah corporation (the “Company”), and ____________________ (the “Grantee”), pursuant to the Company’s Long-Term Stock Incentive Plan (the “Plan”), which is incorporated herein by this reference. Capitalized terms that are used, but not defined, in this Award Agreement shall have the meaning set forth in the Plan.
1.Grant of Restricted Stock Units. For good and valuable consideration, the Company hereby awards to the Grantee Restricted Stock Units (“Restricted Stock Units” or “Units”) for __________ shares of Common Stock upon the terms and conditions set forth in this Agreement. Each Unit represents the right to receive one share of Common Stock at the times and subject to the conditions set forth in this Agreement. Notwithstanding anything to the contrary anywhere else in this Agreement, the Units granted under this Agreement are subject to the terms, definitions and provisions of this Agreement and the Plan; provided, however, that in the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of this Agreement shall control.

2.Consideration to Company. In consideration for the grant of Units provided for in this Agreement, the Grantee agrees to continue to render services to the Company as an employee. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the service of the Company as an employee or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without cause.

3.Restrictions: Units Not Transferable. The Units may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated in any manner, whether voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), until the restrictions on the Units are removed and the Units are delivered to the Grantee by issuing shares of Common Stock in the manner described below.

4.No Rights of Stock Ownership; Dividend Equivalents. Except as otherwise provided herein, the Grantee, as holder of the Units, shall not have any rights of a stockholder (including without limitation the right to vote or receive dividends or other distributions) with respect to the Units under the award until the award is settled by the issuance of such shares of Common Stock to the Grantee. Notwithstanding the foregoing and pursuant to Section 11(c) of the Plan, the Grantee shall receive a dividend equivalent award (“Dividend Equivalents”) with respect to each Unit granted pursuant to this Agreement for all ordinary quarterly cash dividends which are paid to all or substantially all holders of the outstanding shares of Common Stock between the Grant Date and the date when the Unit is distributed or paid to the Grantee or forfeited. The Dividend Equivalents award for each Unit shall be equal to the amount of cash which is paid as a dividend on one share of Common Stock and paid to the Grantee through the Company’s payroll system at the end of the payroll period in which such cash dividends are actually paid to the Company’s shareholders. The payment of Dividend Equivalents shall not be considered to be “eligible compensation,” as such term is defined under the Company’s qualified retirement plans, unless otherwise provided by the terms of such plans.

5.Vesting of Restricted Stock Units. Except as otherwise provided in this Agreement, the Units shall vest in cumulative installments on the following dates (“Vesting Dates”), subject to the Grantee remaining continuously employed by the Company or its Affiliates from the Grant Date until the Vesting Date:

(a)One-third of the Restricted Stock Units shall vest on _________ of the first calendar year following the Grant Date;

(b)One-third of the Restricted Stock Units shall vest on _________ of the second calendar year following the Grant Date; and

(c)One-third of the Restricted Stock Units shall vest on _________ of the third calendar year following the Grant Date.

If the Vesting Date falls on a day when the New York Stock Exchange (“NYSE”) is closed, the Vesting Date will occur on the next day that the NYSE is open. In the event that the Vesting Date falls on a day when trading in Questar Common Stock has been suspended, the Vesting Date will occur on the next full day after trading resumes.
6.Forfeiture of Unvested Restricted Stock Units. If the Grantee has a voluntary or involuntary Termination of Service for any reason other than as described below in paragraph 7, all unvested Units to the extent not yet vested under paragraph 5 above shall be forfeited by the Grantee without payment of any consideration to the Grantee.

7.Removal of Restrictions.

(a)Death or Disability. If the Grantee’s Termination of Service with the Company or its Affiliates is due to death or Disability prior to any Vesting Date, all Units shall vest as of the date of death or Termination of Service on account of such Disability, and all other restrictions placed on the Units shall be removed. The Grantee, or his or her legal representatives, beneficiaries or heirs shall then be entitled to a distribution, as provided in paragraph 9 below, of shares of Common Stock equal in number to the number of Units set forth in paragraph 1 above.

(b)Double Trigger Acceleration in Connection with a Change of Control. All of the Units shall immediately vest in full and all other restrictions placed on the Units shall be removed if a Change of Control (as defined in the Plan) occurs and at any time after the Change of Control and on or before the second anniversary of the Change of Control the Grantee has a Termination of Service (i) due to termination of employment by the Company (or its successor) without Cause (as defined below) or (ii) due to termination of employment by the Grantee for Good Reason (as defined below). In addition, in the event that (i) a Change of Control occurs, and (ii) the surviving corporation or the acquiring corporation fails to either (A) continue or assume the Units or (B) substitute or replace the Units with or convert the Units into similar stock awards (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Change of Control), then all of the unvested Units shall immediately vest in full and all other restrictions on the Units shall be removed as of the date immediately preceding the Change of Control.

(c)Definitions. For purposes of this Agreement:

(i)Cause. “Cause” means: (A) the willful and continued failure of the Grantee to perform substantially the Grantee’s duties with an Employer (other than any such failure resulting from incapacity due to physical or mental illness), following written demand for substantial performance delivered to the Grantee by the Board or the Chief Executive Officer of the Company; or (B) the willful engaging by the Grantee in conduct which is materially injurious to an Employer. For purposes of this definition, no act or failure to act on the part of the Grantee shall be considered “willful” unless it is done, or omitted to be done, by the Grantee without reasonable belief that the Grantee’s action or omission was in the best interests of the Company or any Affiliate. The Company, acting through its Board of Directors or the Chief Executive Officer, must notify the Grantee in writing that the Grantee’s employment is being terminated for “Cause”. The notice shall include a list of the factual findings used to sustain the judgment that the

Grantee’s employment has been terminated for “Cause.”

(ii)Good Reason. “Good Reason,” with respect to the Grantee’s termination of employment, means any of the following events or conditions which occur without the Grantee’s written consent, and which remain in effect after notice has been provided by the Grantee to the Company of such event or condition and the expiration of a 30 day cure period: (A) a material diminution in the Grantee’s base compensation; (B) a material diminution in the Grantee’s authority, duties, or responsibility; and (C) a material change in the geographic location at which the Participant performs services. The Grantee’s notification to the Company must be in writing and must occur within a reasonable period of time, not to exceed 90 days, following the Grantee’s discovery of the relevant event or condition.

8.Adjustments to Restricted Stock Units

(a)In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, grant of warrants or rights offering to purchase Common Stock at a price materially below fair market value or other similar corporate event affecting the Common Stock, the Committee shall adjust the award issued hereunder in order to preserve the benefits or potential benefits intended to be made available under this Agreement. All adjustments shall be made in the sole and exclusive discretion of the Committee, whose determination shall be final, binding and conclusive. Notice of any adjustment shall be given to the Grantee.
(b)Notwithstanding Section 8(a), if there shall occur a merger, consolidation or plan of exchange involving the Company pursuant to which the outstanding shares of Common Stock of the Company are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, the Board may provide that any unvested Units shall be converted into, replaced with or have substituted therefore (i) restricted stock units for stock of the surviving or acquiring corporation in the applicable transaction, with the amount and type of shares subject thereto to be conclusively determined by the Committee or the Board, taking into account the relative values of the companies involved in the applicable transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be held by the former holders of the Company’s Common Stock following the applicable transaction, and disregarding fractional shares or (ii) other similar stock awards (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the transaction).

9.Distribution of Units upon Vesting.

(a)Upon each Vesting Date (or date of death, Disability or upon vesting pursuant to Section 7(b), if earlier), the Units shall be settled and distributed by issuing one share of Common Stock of the Company for each Unit that vests on such date (or substitute securities or consideration if Section 8 is applicable), subject to the terms and provisions of the Plan and this Agreement. Upon satisfaction of any required tax or other withholding obligations as set forth in paragraph 10 below, the shares of Stock will be issued to the Grantee (as evidenced by the appropriate entry in the books of the Company or a duly authorized transfer agent of the Company) as soon as practicable after the vesting date, but in any event, within the period ending on the later to occur of the date that is two and a half (2½) months from the end of the tax year that includes the applicable vesting date.

(b)Any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately prior to such distribution.

(c)The time of distribution of the Units under this Agreement may not be changed except as may be permitted by the Committee and in accordance with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

10.Tax Withholding.

(a)General. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the award of Units, vesting of Units, issue and sale of Stock regardless of any action the Company or any of its affiliates takes with respect to any tax withholding obligations that arise in connection with the Plan. Neither the Company nor any of its affiliates makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of Units awarded or the subsequent sale of any of the shares of Stock. The Company and its affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate Participant's tax liability.

(b)Payment of Withholding Taxes. The Company shall be entitled to withhold in cash or deduct from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to the vesting, distribution or payment of the Units. In satisfaction of the foregoing requirement upon distribution or payment of the Units, whenever the Company makes distributions of Restricted Stock Units in shares of Common Stock, the Company shall withhold shares of Common Stock otherwise issuable in such distributions having a Fair Market Value equal to the sums required to be withheld.

11.Miscellaneous

(a)Conditions to Issuance of Stock Certificates. Shares of Common Stock which are distributed in settlement of Units may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The shares of Common Stock issued pursuant to this Agreement shall be held in book entry form and no certificates shall be issued therefor; provided, however, that certificates may be issued for shares of Common Stock issued pursuant to this Agreement at the request of the holder and in accordance with the charter and bylaws of the Company, as amended or supplemented from time to time. The Company shall not be required to issue such shares in book entry or certificated form prior to fulfillment of all of the following conditions:

(i)The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(ii)The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(iii)The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

The Company will use commercially reasonable efforts to satisfy all of the foregoing conditions on or prior to the date when any distribution or payment of the Units is to be made to the Grantee pursuant to this Agreement (and, if any of the foregoing conditions remain unsatisfied as of such date, the Company will use commercially reasonable efforts to satisfy such conditions as promptly as reasonably practicable).
In the event that the Company delays a distribution or payment in settlement of Units because it reasonably determines that the issuance of shares of Common Stock in settlement of the Units will violate Federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). The Company shall not delay any payment if such delay will result in a violation of Section 409A of the Code.
(b)Notices. Any notice to be given by the Grantee under the terms of this Agreement shall be addressed to the Corporate Secretary of the Company (or, in the event that the Grantee is the Corporate Secretary of the Company, then to the Company’s Chairman of the Board). Any notice to be given to the Grantee shall be addressed to him at his home address on record with the Company. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the

Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

(c)Conformity to Securities Laws. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. To the extent permitted by applicable law, the Plan, this Agreement and the Units shall be deemed amended to the extent necessary to conform to such laws, rules and regulations, provided, however, that no such amendment shall, without the written consent of the Grantee, impair any rights or benefits of the Grantee under this Agreement.

(d)Amendments. This Agreement may only be amended upon approval of the Committee and if such Amendment is in writing and signed by a duly authorized officer of the Company and the Grantee.

(e)Governing Law. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Utah without regard to conflicts of laws thereof.

(f)Unfunded, Unsecured Obligations. The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of the Grantee or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan or this Agreement. The interest of the Grantee or any other person hereunder shall be limited to the right to receive the benefits as set forth herein. To the extent that the Grantee or any other person acquires a right to receive benefits under the Plan or this Agreement, such rights shall be no greater than the right of an unsecured general creditor of the Company.

The parties have executed this Agreement as of the day and year first above written.

GRANTEE	QUESTAR CORPORATION
By
Ronald W. Jibson President & CEO